Exhibit 99.1

NEWS RELEASE
Contacts: Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341 Andy Green (Investors) andy.green@hii-co.com 757-688-5572

Huntington Ingalls Industries Reports Second Quarter Results

•	Sales were $1.56 billion for the second quarter 2011

•	Segment operating margin was 6.3 percent

•	Total operating margin was 5.8 percent

•	Diluted EPS for the quarter was $0.80

•	Cash provided by operating activities was $186 million

•	Cash balance at quarter-end was $381 million

NEWPORT NEWS, Va. (Aug. 11, 2011) – Huntington Ingalls Industries, Inc. (NYSE: HII) reported second quarter 2011 sales of $1.56 billion, down 2.9 percent from the same period last year, and operating margin of 5.8 percent, up from negative 1.2 percent last year. Second quarter diluted earnings per share was $0.80, up from a loss of $0.23 in 2010. Cash provided by operating activities in the second quarter of 2011 was $186 million, up $91 million, or 96 percent, over the same period last year. New business awards for the 2011 second quarter were approximately $1.0 billion, bringing total backlog to $16.8 billion as of June 30.

“These strong results for our first full quarter as an independent company reflect the commitment and focus of our entire team of 38,000 employees,” said Mike Petters, HII’s president and chief executive officer. “During the second quarter we achieved several major milestones, including the ramping up of the Virginia-class submarine program to two submarines per year; conducting highly successful sea trials on SSN-781 California and builder’s trials on the latest National Security Cutter, WMSL-752 Stratton; and receiving the award of the construction contract for DDG-113, the first ship in the DDG-51 restart. We expect this momentum to continue through the remainder of the year and into 2012.”

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Second Quarter Highlights

	Three Months Ended June 30,
(In millions, except per share amounts)	2011	2010	$ Change	% Change
Sales	$1,563	$1,610	$(47)	-2.9%
Total segment operating income[1]	98	(10)	108
Segment operating margin %[1]	6.3%	-0.6%
Total operating income	91	(20)	111
Operating margin %	5.8%	-1.2%
Net income	40	(11)	51
Diluted earnings per share	$0.80	$(0.23)	$1.03
Weighted average diluted shares outstanding	49.6	48.8

[1]	Non-GAAP metric. See Exhibit B for reconciliation.

Second quarter consolidated sales decreased $47 million from the same period in 2010, driven by lower sales volumes on the DDG-51 program and the CVN-65 USS Enterprise Extended Dry-docking Selected Restricted Availability (EDSRA). These decreases were partially offset by higher sales on the LHA program, the National Security Cutter program and the advanced planning contract for the CVN-72 USS Abraham Lincoln Refueling and Complex Overhaul (RCOH). Additionally, during the second quarter of 2010 the LPD program was impacted by the decision to wind down shipbuilding operations at the Avondale, La., facility in 2013, which resulted in a reduction to revenues of $115 million in 2010 to reflect revised estimates to complete LPD-23 Anchorage and LPD-25 Somerset.

Segment operating income in the quarter was $98 million, up $108 million from the year earlier period. Total operating income was $91 million, up from negative $20 million last year. Total operating margin was 5.8 percent for the quarter, compared with negative 1.2 percent in 2010. The results for the second quarter of 2010 included a $113 million pre-tax charge resulting from the decision to wind down shipbuilding operations at the facility in Avondale. Excluding the non-recurring items related to Avondale, total operating margin was 5.4 percent2 in the second quarter of 2010.

Awards

The value of new contract awards during the three months ended June 30, 2011 was approximately $1 billion. Significant new awards during this period include the construction contract for DDG-113 and additional contract work for the CVN-71 USS Theodore Roosevelt RCOH.

[2]	Non-GAAP metric. See Exhibit B for reconciliation.

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended June 30,
($ in millions)	2011	2010	$ Change	% Change
Sales	$708	$714	$(6)	-0.8%
Operating income	19	(94)	113
Operating margin %	2.7%	-13.2%

Ingalls revenues for the three months ending June 30, 2011 decreased $6 million from the same period in 2010, primarily driven by lower sales in the DDG-51 program, partially offset by higher sales in the LHA program. The decrease in the DDG-51 program was primarily due to the deliveries of DDG-107 USS Gravely in the third quarter of 2010 and DDG-110 USS William P. Lawrence in the first quarter of 2011. Additionally, during the second quarter of 2010 the LPD program was impacted by the decision to wind down shipbuilding operations at the Avondale facility in 2013, which resulted in a $115 million reduction to revenues to reflect revised estimates to complete LPD-23 and LPD-25.

Ingalls operating income for the three months ending June 30, 2011 was $19 million compared with an operating loss of $94 million in the same period in 2010. Ingalls operating margin was 2.7 percent for the quarter, compared with negative 13.2 percent for the same period last year. The three months ended June 30, 2011 included negative cumulative margin corrections of $19 million on the LPD-22 through LPD-25 contract, partially offset by performance improvements on other programs. The results for the second quarter of 2010 included a $113 million pre-tax charge resulting from the Avondale decision. Excluding the non-recurring items related to Avondale, Ingalls operating margin was 2.3 percent3 in the second quarter of 2010, compared with 2.7 percent this quarter.

Key Ingalls program milestones for the quarter:

•	Awarded construction contract for DDG-113, the first destroyer in the restart of the DDG-51 program

•	Began fabrication of LPD-26 John P. Murtha, the latest in the San Antonio-class of amphibious transport docks

•	Christened amphibious transport dock LPD-23 Anchorage

•	Conducted builder’s trials for the latest National Security Cutter, WMSL-752 Stratton

[3]	Non-GAAP metric. See Exhibit B for reconciliation.

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	June 30,
($ in millions)	2011	2010	$ Change	% Change
Sales	$872	$913	$(41)	-4.5%
Operating income	79	84	(5)	-6.0%
Operating margin %	9.1%	9.2%

Newport News revenues for the three months ended June 30, 2011 decreased $41 million, or 4.5 percent, from the same period in 2010, primarily driven by lower sales volume on the CVN-71 USS Theodore Roosevelt RCOH and CVN-78 Gerald R. Ford, partially offset by higher sales volume on the advanced planning contract for the CVN-72 USS Abraham Lincoln RCOH. The year over year decrease was also driven by performance improvements realized on the Virginia-class submarine program in the second quarter of 2010, which was not recurring in the same period in 2011.

Newport News operating income for the three months ended June 30, 2011 was $79 million compared with $84 million in the same period 2010. The decrease was primarily due to the lower sales volume described above and the impact of performance improvements realized on the Virginia-class submarine program in the second quarter of 2010, which were not recurring in the same period in 2011. Newport News operating margin was 9.1 percent for the quarter, relatively flat compared with 2010.

Key Newport News program milestones for the quarter:

•	Began ramp up of Virginia-class production to two submarines per year

•	Completed dry dock work for CVN-71 USS Theodore Roosevelt RCOH

•	Conducted sea trials for SSN-781 California

•	Held keel-laying ceremony for SSN-783 Minnesota

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

The Company

Huntington Ingalls Industries (HII) designs, builds and maintains nuclear and non-nuclear ships for the U.S. Navy and Coast Guard and provides after-market services for military ships around the globe. For more than a century, HII has built more ships in more ship classes than any other U.S. naval shipbuilder. Employing nearly 38,000 in Virginia, Mississippi, Louisiana and California, its primary business divisions are Newport News Shipbuilding and Ingalls Shipbuilding. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EDT on August 11. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our costs and perform effectively; risks related to our spin-off from Northrop Grumman (including our increased costs and leverage); our ability to realize the expected benefits from consolidation of our Gulf Coast facilities; natural disasters; adverse economic conditions in the United States and globally; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements.

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit A: Financial Statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2011	2010	2011	2010
Sales and Service Revenues
Product sales	$1,351	$1,432	$2,817	$2,886
Service revenues	212	178	430	436

Total sales and service revenues	1,563	1,610	3,247	3,322

Cost of Sales and Service Revenues
Cost of product sales	1,124	1,321	2,377	2,572
Cost of service revenues	179	148	376	368
General and administrative expenses	169	161	318	315

Operating income (loss)	91	(20)	176	67
Interest expense	(30)	(10)	(45)	(20)

Earnings (loss) before income taxes	61	(30)	131	47
Federal income taxes (benefit)	21	(19)	46	17

Net earnings (loss)	$40	$(11)	$85	$30

Basic earnings (loss) per share	$0.81	$(0.23)	$1.73	$0.61
Weighted-average common shares outstanding, in millions	48.8	48.8	48.8	48.8

Diluted earnings (loss) per share	$0.80	$(0.23)	$1.72	$0.61
Weighted-average diluted shares outstanding, in millions	49.6	48.8	49.2	48.8

Net earnings (loss) from above	$40	$(11)	$85	$30
Other comprehensive income
Change in unamortized benefit plan costs	11	12	39	24
Tax (expense) benefit on change in unamortized benefit plan costs	(4)	1	(15)	2

Other comprehensive income, net of tax	7	13	24	26

Comprehensive income	$47	$2	$109	$56

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	June 30	December 31
$ in millions	2011	2010
Assets
Current Assets
Cash and cash equivalents	$381	$—
Accounts receivable, net	898	728
Inventoried costs, net	389	293
Deferred income taxes	286	284
Prepaid expenses and other current assets	40	8

Total current assets	1,994	1,313

Property, plant, and equipment, net	1,985	1,997

Other Assets
Goodwill	1,134	1,134
Other purchased intangibles, net of accumulated amortization of $362 in 2011 and $352 in 2010	577	587
Pension plan asset	144	131
Debt issuance costs, net	52	—
Miscellaneous other assets	51	41

Total other assets	1,958	1,893

Total assets	$5,937	$5,203

Liabilities and Equity
Current Liabilities
Notes payable to former parent	$—	$715
Trade accounts payable	255	274
Current portion of long-term debt	29	—
Current portion of workers’ compensation liabilities	197	197
Accrued interest on notes payable to former parent	—	239
Current portion of post-retirement plan liabilities	145	146
Accrued employees’ compensation	186	203
Advance payments and billings in excess of costs incurred	83	107
Provision for contract losses	52	80
Other current liabilities	237	265

Total current liabilities	1,184	2,226

Long-term debt	1,844	105
Other post-retirement plan liabilities	573	567
Pension plan liabilities	407	381
Workers’ compensation liabilities	351	351
Deferred tax liabilities	113	99
Other long-term liabilities	54	56

Total liabilities	4,526	3,785

Commitments and Contingencies (Note 12)
Shareholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; issued and outstanding as of June 30, 2011: 48,799,261	—	—
Additional paid-in capital	1,864	—
Former parent’s equity in unit	—	1,933
Retained earnings	38	—
Accumulated other comprehensive loss	(491)	(515)

Total shareholders’ equity	1,411	1,418

Total liabilities and shareholders’ equity	$5,937	$5,203

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30
$ in millions	2011	2010
Operating Activities
Net Earnings	$85	$30
Adjustments to reconcile to net cash used in operating activities
Depreciation	81	82
Amortization of purchased intangibles	10	14
Amortization of debt issuance cost	2	—
Stock based compensation	13	—
Decrease (increase) in
Accounts receivable	(171)	(175)
Inventoried costs	(114)	5
Prepaid expenses and other assets	(40)	(14)
Increase (decrease) in
Accounts payable and accruals	(77)	(17)
Deferred income taxes	(19)	(13)
Retiree benefits	59	70
Other non-cash transactions, net	(7)	(4)

Net cash used in operating activities	(178)	(22)

Investing Activities
Additions to property, plant, and equipment	(83)	(60)

Net cash used in investing activities	(83)	(60)

Financing Activities
Proceeds from issuance of long-term debt	1,775	—
Repayment of long-term debt	(7)	—
Debt issuance costs	(54)	—
Repayment of notes payable to former parent and accrued interest	(954)	—
Dividend to former parent in connection with spin-off	(1,429)	—
Proceeds from stock option exercises and issuance of common stock	1	—
Net transfers from former parent	1,310	82

Net cash provided by financing activities	642	82

Increase in cash and cash equivalents	381	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$381	$—

Supplemental Cash Flow Disclosure
Cash paid for income taxes	$11	$—
Cash paid for interest	$8	$8

Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$1	$27

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “adjusted segment operating income,” “adjusted operating income” and “adjusted sales and service revenues.” Segment operating income is defined as operating income before net pension and post-retirement benefits adjustment and deferred state income taxes. Adjusted segment operating income is defined as segment operating income as adjusted for the impact of the Avondale wind down. Adjusted operating income is defined as operating income adjusted for the impact of the Avondale wind down. Adjusted sales and service revenues is defined as sales and service revenues adjusted for the impact of the Avondale wind down.

Segment operating income is one of the key metrics we use to evaluate operating performance because it excludes items which do not affect segment performance. We believe adjusted segment operating income, adjust operating income and adjusted sales and service revenues are useful because they exclude certain non-recurring items that we do not consider indicative of our core operating performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

Reconciliation of Segment Operating Income

	Three Months Ended June 30
$ in millions	2011	2010
Sales and Service Revenues
Ingalls	$708	$714
Newport News	872	$913
Intersegment eliminations	(17)	(17)

Total sales and service revenues	$1,563	$1,610

Operating Income (Loss)
Ingalls	$19	$(94)
As a percentage of sales	2.7%	-13.2%
Newport News	79	84
As a percentage of sales	9.1%	9.2%

Total Segment Operating Income (Loss)	98	(10)
As a percentage of sales	6.3%	-0.6%
Non-segment factors affecting operating income
Net pension and post-retirement benefits adjustment	(4)	(14)
Deferred state income taxes	(3)	4

Total operating income (loss)	$91	$(20)

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com

Reconciliation of Adjusted Operating Income, Adjusted Segment Operating Income, and Adjusted Sales and Service Revenues

	Three Months Ended June 30
$ in millions	2011	2010
Adjusted Sales and Service Revenues
Ingalls	$708	$714
Adjustment for Avondale wind down	—	115

Adjusted Ingalls	708	829
Newport News	872	$913
Intersegment eliminations	(17)	(17)

Total adjusted sales and service revenues	$1,563	$1,725

Adjusted Operating Income (Loss)
Ingalls	$19	$(94)
Adjustment for Avondale wind down	—	113

Adjusted Ingalls	19	19
As a % of sales	2.7%	2.3%
Newport News	79	84

Total Adjusted Segment Operating Income (Loss)	98	103
As a % of sales	6.3%	6.0%
Non-segment factors affecting adjusted operating income
Net pension and post-retirement benefits adjustment	(4)	(14)
Deferred state income taxes	(3)	4

Total adjusted operating income (loss)	$91	$93

As a % of sales	5.8%	5.4%

Huntington Ingalls Industries

4101 Washington Avenue • Newport News, VA 23607

www.huntingtoningalls.com